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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                    EXCHANGE
                                  ACT OF 1934

                   DATE OF REPORT: May 21, 1998 (May 7, 1998)
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                         Commission file number 1-11803

                          AMERICAN PAD & PAPER COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                                          04-3164298
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

17304 Preston Road, Suite 700, Dallas, TX                   75252-5613
(Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (972) 733-6200






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Item 5. Other Events.

        On May 7, 1998, American Pad & Paper Company (the "Company") issued a press release announcing first quarter 1998 results. The Company reported a net loss of $2.1 million, or $.08 per share on net sales of $161.6 million for the first quarter ended March 31, 1998. Comparatively, the Company reported a net income of $4.0 million or $.14 per share, on net sales of $149.9 million for the first quarter ended March 31, 1997. This press release is incorporated herein as
Exhibit 99.2.

Item 7. Exhibits.

        99.2 Press release by the Company dated May 7, 1998.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Pad & Paper Company


/s/ William W. Solomon, Jr.                     May 21, 1998
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William W. Solomon, Jr.                         Date
Chief Accounting Officer
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                               INDEX TO EXHIBITS




EXHIBIT NO.                       DESCRIPTION
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   99.2          Press release by the Company dated May 7, 1998.